UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 31, 2007



                              TASKER PRODUCTS CORP.
             (Exact name of Registrant as specified in its charter)


        Delaware                       0-32019                   88-0426048
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                                 21-00 Route 208
                               Fairlawn, NJ 07410
                    (Address of principal executive offices)


                  Registrant's telephone number: (603) 766-1973


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     As of December 20, 2007, the Company issued 6% Secured Convertible Promissory Notes due December 2010 (the "6% Notes") in an aggregate principal amount of $2,032,546 and warrants to purchase an aggregate of 2,710,061 shares of the Company's common stock, par value $0.001 per share ("Common Stock"), at an exercise price of $0.15 per share ("15 Cent Warrants"). The Company issued these securities in connection with its solicitation of consents from the holders of warrants to purchase Common Stock at an exercise price of $0.09 per share (the "9 Cent Warrants") to the amendment of the terms of the 9 Cent Warrants and the related exercise of such warrants. The proceeds from the warrant exercise were released from escrow on December 31, 2007. The solicitation and exercise is further described in the Company's Tender Offer Statement on Schedule TO, filed with the Securities and Exchange Commission on November 21, 2007 (File Number 005-78706), as amended on January 4, 2008 (the "Schedule TO").

     A description of the terms of the 6% Notes and the 15 Cent Warrants and the registration rights relating to the shares of Common Stock issuable upon conversion of the 6% Notes or exercise of the 15 Cent Warrants is incorporated herein by reference to information set forth under the captions "Summary of Terms" and "Terms of the Offer" in the Schedule TO.

     The 6% Notes and 15 Cent Warrants and any capital stock issuable upon conversion of such notes and/or exercise of such warrants have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     This report shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such an offering or sale would be unlawful.

Item 3.02.  Unregistered Sales of Equity Securities.

     The information included under Item 2.03 with respect to the issuance of the 6% Notes and 15 Cent Warrants is incorporated by reference in this Item 3.02.

     The 6% Notes in the aggregate principal amount of $2,032,546 are convertible into an aggregate of 22,583,844 shares of Common Stock at an initial conversion price of $0.09 per share. Accrued interest on the 6% Notes is payable in cash on a quarterly basis, or at the election of the holder, by the delivery by the Company of a note in the principal amount of such interest payment. The 15 Cent Warrants entitle the holders thereof to purchase an aggregate of 2,710,061 shares of Common Stock at an exercise price of $0.15 per share.

     The 6% Notes and 15 Cent Warrants have been issued and sold in transactions exempt from the registration requirements under the Securities Act of 1933 pursuant to Section 4(2) thereunder, as such transactions did not involve a public offering of securities.

     The placement agent of the 9 Cent Warrants received in the aggregate a cash fee of $203,254 and seven-year warrants to purchase an aggregate of 2,258,382 shares of Common Stock at an exercise price of $0.09 per share. These warrants contain a "cashless exercise" option. Greg Osborn, our Executive Chairman, is the founder and Managing Director of an affiliate of the placement agent.

     The number of shares of Common Stock outstanding immediately after the issuance of the 6% Notes and 15 Cent Warrants was 121,624,322.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Tasker Products Corp.

Dated: January 7, 2008                          By: /s/ Stathis Kouninis_
                                                    ---------------------
                                                      Stathis Kouninis
                                                      Chief Financial Officer